As filed with the Securities and Exchange Commission on December 30, 1996.
                                               Registration No. ________________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             ----------------------


                               DI INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                     TEXAS                            74-2144774
       (State or other jurisdiction of             (I.R.S. Employer
        incorporation or organization)            Identification No.)

                             ----------------------

                            450 GEARS ROAD, SUITE 625
                              HOUSTON, TEXAS 77067
                                 (713) 874-0202
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ----------------------

                         1996 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)

                             ----------------------

       T. Scott O'Keefe, Senior Vice President and Chief Financial Officer
                            450 Gears Road, Suite 625
                              Houston, Texas 77067
                                 (713) 874-0202
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ----------------------

                                   COPIES TO:

             John R. Boyer, Jr.                     Casey W. Doherty
     Boyer, Ewing & Harris Incorporated          Cokinos, Bosien & Young
       Nine Greenway Plaza, Suite 3100             1500 Liberty Tower
            Houston, Texas  77046                  2919 Allen Parkway
               (713) 871-2025                     Houston, Texas 77019
                                                     (713) 535-5500

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

                Title of Each                       Amount          Proposed Maximum     Proposed Maximum         Amount of
             Class of Securities                     to be              Offering             Aggregate          Registration
              to be Registered                    Registered       Price Per Share (1)  Offering Price (1)           Fee
--------------------------------------------  -------------------  ------------------- -------------------- --------------------
 Common Stock, $0.10 par value per share (2)       7,000,000             $2.5625          $17,937,500.00          $5,435.61
--------------------------------------------  -------------------  ------------------- -------------------- --------------------

         (1) For all shares issued pursuant to the 1996 Employee Stock Option Plan, estimated pursuant to Rule 457(c) and Rule 457(h) based on the average of the high and low prices of the common stock as reported on the American Stock Exchange on December 24, 1996.

         (2) The shares registered pursuant to this registration statement are available for grant as of the date of this registration statement under DI Industries, Inc.'s 1996 Employee Stock Option Plan and available for issuance pursuant to certain stock option agreements which are attached as exhibits to this registration statement.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents, which have been filed by DI Industries, Inc. (the "Company") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference and made a part of this Prospectus:

        1. The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1995.

        2. The Company's Definitive Proxy Statement for the 1996 Annual Meeting of Shareholders held on August 27, 1996.

        3. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

        4. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

        5. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

        6.      The Company's Current Report on Form 8-K dated June 24, 1996.

        7.      The Company's Current Report on Form 8-K dated October 2, 1996.

        8.      The Company's Current Report on Form 8-K dated November 4, 1996.

        9. The description of the Common Stock, contained in the Company's Registration Statement on Form 8-A dated June 26, 1981.

        All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of any Prospectus delivered under this Registration Statement and prior to the termination of the offering of the Common Stock covered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. All information appearing in this Prospectus or in any document incorporated herein by reference is not necessarily complete and is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference and should be read together with such information and documents. Any statement contained in a document or information incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, expect as so modified or superseded, to constitute a part of this Prospectus.

ITEM 4.      DESCRIPTION OF SECURITIES

             Not Applicable

ITEM 5.      INTEREST OF NAMED EXPERTS AND COUNSEL

             Not Applicable

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, the articles of incorporation of a Texas corporation may provide that a director of that corporation shall not be liable, or shall be liable only to the extent provided in the articles of incorporation, to the corporation or its shareholders for monetary damages for acts or omissions in the director's capacity as a director, except that the articles of incorporation cannot provide for the elimination or limitation of liability of a director to the extent that the director is found liable for (i) a breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) any transaction from which the director received an improper personal benefit, or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. Article XII of the Company's Articles of Incorporation, as amended, states that a director of the Company shall not be liable to the Company or its shareholders for monetary damages except to the extent otherwise expressly provided by the statutes of the State of Texas.

        In addition, Article 2.02-1 of the TBCA authorizes a Texas corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding, including any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative because the person is or was a director. The indemnification is permitted only if it is determined that the person (1) conducted himself in good faith; (2) reasonably believed (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interests; and (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. A person may be indemnified under Article 2.02-1 against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person (including court costs and attorneys' fees), but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by him, the indemnification is limited to reasonable expenses actually incurred and may not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his duty to the corporation. A corporation is obligated under Article 2.02-1 to indemnify a director or officer against reasonable expenses incurred by him in connection with a proceeding in which he is named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. Under Article 2.02-1 a corporation may (i) indemnify and advance expenses to an officer, employee, agent or other person who are or were serving at the request of the corporation as a director, officer, partner venturer, proprietor, trustee, employee, agent or similar functionary of another entity to the same extent that it may indemnify and advance expenses to directors, (ii) indemnify and advance expenses to directors and such other persons to such further extent, consistent with law, as may be provided in the corporation's articles of incorporation, bylaws, action of its board of directors, or contract or as permitted by common law and
(iii) purchase and maintain insurance or another arrangement on behalf of directors and such other persons against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person. The Bylaws of the Company set forth specific provisions for indemnification of directors, officers, agents and other persons which are substantially identical to the provisions of Article 2.02-1 described above. The Company maintains directors and officers insurance.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED

             Not Applicable.

ITEM 8.      EXHIBITS

        (A)      EXHIBITS

        The exhibits listed in the Exhibit Index below are filed as part of the Registration Statement:

     Exhibit
      Number          Description
      ------          -----------

        4.1       --  DI Industries, Inc. 1996 Employee Stock Option Plan.
        4.2       --  Form of Incentive Stock Option Agreement.
        4.3       --  Form of Non-Qualified Stock Option Agreement.
        5.1       --  Opinion of Cokinos, Bosien & Young.
       23.1       --  Consent of Deloitte & Touche LLP.
       23.2       --  Consent of Cokinos, Bosien & Young contained in their
                         opinion filed as Exhibit 5.1.
        24        --  Powers of Attorney  (included as part of signature page filed herewith).

ITEM 9.      UNDERTAKINGS

        (a)      The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        PROVIDED, HOWEVER, that clauses (a)(1)(i) and (a)(1)(ii) of this paragraph do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON DECEMBER 20, 1996.

                               DI INDUSTRIES, INC.


                               By: /s/ T. SCOTT O'KEEFE
                                   T. Scott O'Keefe,
                                   Senior Vice President and Chief Financial
                                   Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints T. Scott O'Keefe with power to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all subsequent pre- and post-effective amendments and supplements to this Registration Statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                 SIGNATURES                                     TITLE                              DATE
           /S/ THOMAS P. RICHARDS                        President and Chief                December 20, 1996
            (THOMAS P. RICHARDS)                          Executive Officer

            /S/ T. SCOTT O'KEEFE                      Senior Vice President and             December 20, 1996
             (T. SCOTT O'KEEFE)                        Chief Financial Officer

            /S/ DAVID W. WEHLMANN                        Vice President and                 December 20, 1996
             (DAVID W. WEHLMANN)                             Controller

                                                              Director                      December ___, 1996
                 (IVAR SIEM)

                                                              Director                      December ___, 1996
            (ROY T. OLIVER, JR.)

            /S/ STEVEN A. WEBSTER                             Director                      December 23, 1996
             (STEVEN A. WEBSTER)

           /S/ WILLIAM R. ZIEGLER                             Director                      December 23, 1996
            (WILLIAM R. ZIEGLER)

              /S/ PETER M. HOLT                               Director                      December 23, 1996
               (PETER M. HOLT)